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                                EXHIBIT 3 (a)

                        FORM OF DISTRIBUTION AGREEMENT




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                            DISTRIBUTION AGREEMENT


AGREEMENT made this ___ day of ______, 1989 by and between Canada Life of America Financial Services, Inc., a Georgia corporation (the "Distributor") and Canada Life Insurance Company of New York, a New York Corporation (the "Company").

                                 WITNESSETH:

WHEREAS, the Company and the Canada Life of New York Variable Annuity Account 1 (the "Account"), a separate investment account established pursuant to Section 4240 of the New York Insurance Law, and a registered investment company under the Investment Company Act of 1940 (the "1940 Act"), propose to offer for sale in the State of New York certain variable annuity policies (the "Policies") which may be deemed to be securities under the Securities Act of 1933 (the "1933 Act") and New York law;

WHEREAS, the distributor is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "1934 Act") and is a member of the National Association of Securities Dealers, Inc. (the "NASD");

WHEREAS, the parties desire to have the Distributor act as principal underwriter for the Account and assume full responsibility for the securities activities of any "person associated" (as that term is defined in Section 3(a)(18) of the 1934 Act) with the Distributor and engaged directly or indirectly in the variable annuity operation (the "associated persons");

WHEREAS, the parties desire to have the Company perform certain services in connection with the sale of the policies;

NOW THEREFORE, in consideration of the covenants and mutual promises herein contained, the Distributor and the Company agree as follows:

1. The Distributor will act as the principal underwriter during the term of this Agreement for the sale of Policies in the State of New York. The Distributor will be under no obligation to effectuate any particular amount of sales of Policies or to promote or make sales, except to the extent the Distributor deems advisable.

2. The Distributor will assume full responsibility for the securities activities of, and for securities law compliance by, the associated persons, including, as applicable, compliance with the NASD Rules of Fair Practice and Federal and state laws and regulations. The Distributor, directly or through the Company as its agent, will (a) make timely filings with the SEC, NASD, and any other regulatory authorities of any sales literature or
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materials relating to the Account, as required by law to be filed, (b) make available to the Company copies of any agreements or plans intended for use in connection with the sale of the of the Policies in sufficient number and in adequate time for clearance by the appropriate regulatory authorities before they are used, and it is agreed that the parties will use their best efforts to obtain such clearance by the appropriate regulatory authorities before they are used, and it is agreed that the parties will use their best efforts to obtain such clearance as expeditiously as reasonably possible, and (c) train the associated persons, use its best efforts to train them to complete satisfactorily any and all applicable NASD and state qualification examinations, register the associated persons as its registered representatives before they engage in securities activities, and supervise and control them in the performance of such activities.

3.   The Company retains the right to accept or reject policy applications.

     The Company shall review and approve all advertising pertaining to the Policies. The Distributor shall not give any information or make any representations concerning the Policies unless such information or representations are contained in the registration statement and the pertinent prospectus filed with the Securities and Exchange Commission, or are contained in sales or promotional materials approved by the Company.

4. As between the Company and the Distributor, the Company will, except as otherwise provided in this Agreement, bear the cost of all services and expenses, including but not restricted to legal services and expenses and registration, filing of other fees, in connection with (a) registering and qualifying the Account, the Policies, and (to the extent requested by the Distributor) the associated persons with Federal and state regulatory authorities and the NASD and (b) printing and distributing all registration statements and prospectuses (including amendments), Policies, notices, periodic reports, proxy solicitation material, sales literature and advertising filed or distributed in connection with the sales of the Policies.

5. The Company will, in connection with the sale of the Policies, pay all amounts (including the sales commissions described in the prospectus for the Policies) due to the sales representatives or to those broker-dealers who have entered into sales agreements with the Distributor, and the Distributor shall have no interest whatsoever in, nor any obligation to pay such amounts.

6. The Distributor, directly or through the Company as its agent, will (a) maintain and preserve in accordance with Rules 17a-3 and 17a-4 under the 1934 Act, all books and records required to be maintained in connection with the offer and sale of the Policies being distributed pursuant to this Agreement, which books and records shall remain the property of the Dis-

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tributor and shall be subject to inspection by the Securities and Exchange
Commission in accordance with Section 17(a) of the 1934 Act, and by the NASD, and (b) upon or prior to completion of each transaction for which a confirmation for each such transaction reflecting the facts of the transaction. All books and records maintained by or on behalf of the Account pursuant to
Section 31 of the 1940 Act and Rules 31a-1 and 31a-2 thereunder are the property of the Account. In the event of termination, all such records shall be returned to the Account free from any claims or retention of rights by the Distributor. Such books and records shall be available to properly constituted governmental authorities as required by state law and/or regulation. The Distributor shall keep confidential and shall not disclose any such books or records obtained pursuant to this Agreement except as expressly required by state or Federal law and/or regulations.

7. The Distributor will execute such papers and do such acts and things as shall from time to time be reasonably requested by the Company for the purpose of (a) maintaining the registration of the Policies under the 1933 Act and the Account under the 1940 Act, and (b) qualifying and maintaining qualification of the Policies for sale under the applicable laws of the State of New York.

8. The Company undertakes to guarantee the performance of all of the Distributor's obligations, imposed by Section 27(f) of the 1940 Act and paragraph (b) of Rule 27d-2 adopted by the SEC under that Act, to make refunds of charges required of the principal underwriter of Policies issued in connection with the Account.

9. Each party hereto shall advise the other promptly of (a) any action of the SEC or any authorities of any state or territory, of which it has knowledge, affecting registration or qualification of the Account or the Policies, or the right to offer the Policies for sale, and (b) the happening of any event which makes untrue any statement in the registration statement or prospectus, or which requires the making of any change in the registration statement or prospectus in order to make the statements therein not misleading.

10. The Company shall not be liable to the Distributor for any action taken or omitted by it, or any of its officers, agents or employees, in performing their responsibilities under this Agreement in good faith and without gross negligence, willful misfeasance or reckless disregard of such responsibilities.

11. The Distributor shall not be liable to the Company for any action taken or omitted by it, or any of its officers, agents or employees, in performing their responsibilities under this Agreement in good faith and without negligence.

12. As compensartion for the Distributor's assuming the expenses and performing the services to be assumed and performed by it



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pursuant to this Agreement, the Distributor shall receive from the Company such amounts and at such times as may from time to time be agreed upon by the Distributor and the Company.

13. As compensation for its services performed and expenses incurred under this Agreement, the Company will receive all amounts charged as "Sales Charges" under the Policies. It is understood that the Company assumes the risk that the above compensation for its services may not prove sufficient to cover its actual expenses in connection therewith.

14. The Distributor and the Company shall be free to render similar services to others, including, without implied limitations, such other separate investment accounts as are now or hereafter established by the Company, so long as the services of the Distributor and Company hereunder are not impaired or interfered with thereby.

15. It is understood that any Policyholder or agent of the Account may be a policyholder, shareholder, director, officer, employee or agent of, or be otherwise interested in, the Distributor, any affiliated person of the Distributor, any organization in which the Distributor may have an interest or any organization which may have an interest in the Distributor; that the Distributor, any such affiliated person or any such organization may have an interest in the Account; and that the existence of any such dual interest shall not affect the validity hereof or of any transaction hereunder except as may otherwise be provided in the articles of incorporation or by-laws of the Distributor or by specific provisions of applicable law.

16. This Agreement shall become effective as of the date of its execution, shall continue in full force and effect until terminated, may be amended at any time by mutual agreement of the parties hereto, and may be terminated at any time without penalty on sixty days written notice by either party to the other. In the event of termination of this Agreement, the Distributor is responsible for notifying the NASD.

17. Notwithstanding any provision herein, the Company retains ultimate responsibility and authority for the direction and control of the services provided herein. This Agreement shall not relieve the Company from any responsibilities or obligations imposed upon its variable life insurance business by law or regulation.

18. The Distributor will not assign its responsibilities under this Agreement except with the written consent of the Company.

19. For the purpose of this Agreement, the term "affiliated persons" shall have its respective meaning defined in the 1940



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Act subject, however, to such exemptions as may be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS THEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                             CANADA LIFE OF AMERICA
                                             FINANCIAL SERVICES, INC.


                                             By:
                                                --------------------------------
                                                President



                                             CANADA LIFE INSURANCE COMPANY

                                             By:
                                                --------------------------------
                                                President